INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 14, 2002

To the Stockholders of Insituform East, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for the fiscal year ended June 30, 2001 will be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware on Tuesday, May 14, 2002, at 11:00 a.m. local time, for the following purposes:

     1.   Proposal No. 1:    To elect directors of the Corporation;

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 10, 2002, as the Record Date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, a Proxy and a Proxy Statement accompany this Notice.


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS
REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE CORPORATION'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.


                                           By Order of the Board of Directors,


                                           /s/ROBERT F. HARTMAN
                                           Robert F. Hartman
                                           Secretary




Landover, Maryland
April 16, 2002

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 14, 2002

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for use at the Annual Meeting of Stockholders to be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware on Tuesday, May 14, 2002, at 11:00 a.m. local time, and any adjournments thereof (the "Meeting").

     The Board of Directors has fixed the close of business on April 10, 2002, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

     Stockholders are requested to complete, sign and date the enclosed Proxy and return it promptly to the Company in the enclosed envelope. Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to or at the Meeting.

     Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted as follows: (i) FOR the election as director of the Company of that nominee for director designated for election by holders of shares of Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; (ii) FOR the election as directors of the Corporation of those nominees for director designated for election by holders of shares of Class B Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; and (iii) if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Proxy and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers or regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock or Class B Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy, and Annual Report on Form 10-K for the fiscal year ended June 30, 2001, are first being mailed to the Company's stockholders of record on or about April 16, 2002.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, there were outstanding 4,059,266 shares of Common Stock, par value four cents ($.04) per share (the "Common Stock"), and 297,596 shares of Class B Common Stock, par value four cents ($.04) per share (the "Class B Common Stock"), which are the only classes of stock of the Corporation outstanding. A quorum shall be constituted by the presence at the Meeting of one-third (1/3) of the outstanding shares of Common Stock, or 1,353,089 of such shares, and one-third (1/3) of the outstanding shares of Class B Common Stock, or 99,199 of such shares.

     Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following information is furnished with respect to each person or entity who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of the Record Date:

    Name & Address of                                     Amount & Nature of          Percent
    Beneficial Owner         Title of Class              Beneficial Ownership        of Class


CERBCO, Inc.                 Common Stock                     1,414,850              34.8% 1/
3421 Pennsy Drive            Class B Common Stock               296,141              99.5% 1/
Landover, MD 20785

George Wm. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

Robert W. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785



1/ Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBCO, Inc. is entitled to cast 62.2% of all votes entitled to be cast on matters on which holders of shares of both classes of the Company's common stock vote together.
2/ Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert
     W. Erikson are brothers.

SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished with respect to all directors of the Company who were the beneficial owners of any shares of the Company's Common Stock or Class B Common Stock as of the Record Date, and with respect to all directors and officers of the Company as a group:

                                                          Amount & Nature of Beneficial Ownership
    Name of Beneficial Owner        Title of Class           Owned Outright Exercisable Options    Percent of Class


George Wm. Erikson 1/               Common Stock                   16,500              75,000             2.0%
Robert W. Erikson 1/                Common Stock                        0              75,000             1.7%
Webb C. Hayes, IV                   Common Stock                        0              75,000             1.7%
Paul C. Kincheloe, Jr.              Common Stock                        0              75,000             1.7%
All directors and officers as       Common Stock                   17,000             440,000            10.2%
  a group (8 persons, including     Class B Common Stock                0                   0             0.0%
  those named above)

--------------------------------------------------------------------------------
1/ Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert
     W. Erikson are brothers.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of four directors. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting. The directors elected at the Meeting will serve subject to the By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 2002, and until their respective successors shall have been duly elected and qualified.

     All of the four persons presently serving as directors are nominees to be elected at the Meeting and are listed below. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies in favor of these nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees will not be available for election as director. However, should any of them become unwilling or unable to be nominated, it is intended that the individuals named in the enclosed Proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

     One of the four nominees for election to the Company's Board of Directors identified below has been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to this nominee. The remaining three nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to these nominees. Accordingly, the following list contains a designation as to the nominee to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common Stock:

           Name, Age, Principal Occupation,                                      First Became          Class of Common Stock
         Business Experience and Directorships                                    A Director            For Which Nominated


George Wm. Erikson, Age 60 1/                                                        1984              Class B Common Stock
Chairman,  member of the Chief  Executive  Officer  Committee  and  General
Counsel  since  1986,  Chairman  of the  Board of  Directors  from 1985 to 1986;
CERBCO, Inc.-- Chairman,  General Counsel and Director since 1988;  CERBERONICS,
Inc. -- Vice Chairman  since 1988,  Chairman from 1979 to 1988,  Secretary  from
1976 to 1988, General Counsel since 1976 and Director since 1975; Capitol Office
Solutions, Inc. -- Chairman,  General Counsel and Director from 1987 to June 30,
1997.

Robert W. Erikson, Age 56 1/                                                         1985              Class B Common Stock
     President  since  September  1991,  Vice  Chairman  and member of the Chief
Executive  Officer Committee since 1986, Vice Chairman of the Board of Directors from 1985 to 1986;  CERBCO,  Inc.--President,  Vice Chairman and Director  since
1988;  CERBERONICS,  Inc.-- Chairman since 1988, President from 1977 to 1988 and
Director  since  1974;  Capitol  Office  Solutions,  Inc. -- Vice  Chairman  and
Director from 1987 to June 30, 1997;  Director of The Palmer  National Bank from
1983 to 1996, and Director of its successor,  The George Mason Bank, N.A., until
June, 1997.

Webb C. Hayes, IV, Age 53 2/ 3/                                                      1994              Common Stock
     Managing Director of Private Client Services at Friedman,  Billings, Ramsey
Group,  Inc.;  Director  and Vice  Chairman of United Bank from June 1997 to May
1999; Director and Executive Vice President of George Mason Bankshares, Inc. and
Chairman,  President and CEO of The George Mason Bank,  N.A., from 1996 to 1997;
Chairman of the Board of Palmer National Bancorp.,  Inc. and The Palmer National
Bank from 1985 to 1996, President and CEO from 1983 to 1996; Director of CERBCO,
Inc. since 1991;  Director of Capitol Office  Solutions,  Inc. from 1992 to June
30, 1997; Director of the Federal Reserve Bank of Richmond from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 60 2/                                                    1994              Class B Common Stock
     Practicing attorney and real estate investor since 1967; Partner in the law firm of Kincheloe and Schneiderman  since 1983;  Director of CERBCO,  Inc. since
1991;  Director of Capitol  Office  Solutions,  Inc. from 1992 to June 30, 1997;
Director of Herndon  Federal Saving & Loan from 1970 to 1983;  Director of First
Federal Savings & Loan of Alexandria from 1983 to 1989.



1/   Messrs. George Wm. Erikson and Robert W. Erikson are brothers.
2/   Member of Audit Committee.
3/   Member of Stock Option Committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS

GENERAL

     The Board of Directors has an Audit Committee and a Stock Option Committee, the members of which are all outside directors. The names of the committees' members are indicated in the table above. Each of the Audit Committee members is "independent" as that term is defined by Nasdaq rules. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

     The Audit Committee, among its functions, reviews the Corporation's financial policies and accounting systems, reviews the scope of the independent public accountants' audit, and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee meets periodically with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached hereto as Appendix A.

     The Stock Option Committee administers the 1999 Employee Stock Option Plan. Generally, the Stock Option Committee has the authority to determine, subject to the provisions and conditions of the plan, to whom options are granted, the number of shares to be subject to the options and the terms and conditions thereof, including the duration of the options and the times at which they become exercisable.

MEETING ATTENDANCE

     During the fiscal year ended June 30, 2001, the Board of Directors met on twelve occasions. The Audit Committee met on two occasions. The Stock Option Committee did not meet. Each incumbent director attended more than 75% of both
(i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the
Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit
Committee has considered whether the independent auditors provision of other non-audit services to the Company is compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee

Thomas J. Schaefer - Chair
Trent H. Ralston
William "Will" C. Willis, Jr.

                        EXECUTIVE OFFICERS OF THE COMPANY

     Information concerning Messrs. George Wm. Erikson and Robert W. Erikson, who are executive officers and directors, is provided under the section entitled "Present Directors Who Are Nominated For Re-election." The following table sets forth the name, age, position(s) held and business experience of the individuals who were executive officers, but not directors, of the Company throughout fiscal year 2001:

Raymond T. Verrey, Age 55
     Vice President, Treasurer and Chief Financial Officer since 1988, Principal Accounting Officer since 1987; employed by Touche Ross & Co. from 1975 to 1987, serving as an Audit Manager from 1981 to 1987.

John F. Mulhall, Age 55
     Vice President of Sales and Marketing since 1988, Director of Sales and Marketing from 1987 to 1988; employed by Translogic Corporation, a material conveying system manufacturer, from 1972 to 1987, serving as Eastern Regional Manager from 1979 to 1987.

Gregory Laszczynski, Age 47
     Vice President of Operations since 1989, Director of Operations from 1987 to 1989; employed by FMC Corporation from 1984 to 1987, serving as a Project Engineer.

Robert F. Hartman, Age 54
     Vice President of Administration and Secretary since 1991; Vice President and Controller of CERBCO, Inc. since 1988, Secretary since 1991, Treasurer and Chief Financial Officer since 1997; Vice President and Treasurer of CERBERONICS, Inc. since 1988; employed by Dynamac International, Inc. from 1985 to 1988, serving as Controller; employed by CERBERONICS, Inc. from 1979 to 1985, serving as Vice President and Treasurer from 1984 to 1985.

                             EXECUTIVE COMPENSATION

JOINT COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

     Pursuant to the Company's By-laws, the Chief Executive Officer Committee (the "CEOC") -- consisting of the Chairman, the Vice Chairman, the President, and such other officers of the Company as may from time to time be determined by the Board -- performs the functions of the Chief Executive Officer of the Company. Since August 30, 1991, the CEOC has consisted of George Wm. Erikson, Chairman, and Robert W. Erikson, Vice Chairman and President.

     The Company does not have a compensation committee. The CEOC, with the annual review and oversight of the Board, determines the compensation for all officers of the Company except the members of the CEOC. The Board as a whole considers compensation arrangements proposed by and for members of the CEOC, and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEOC. When considering CEOC compensation arrangements, Board review may be conducted with or without the presence (or participation) of the CEOC members who are also members of the Board as the Board deems appropriate under the circumstances. Resolutions of the Board altering CEOC compensation arrangements, in any material way, are voted upon by the Board with such CEOC members abstaining. A second vote is then taken with all directors participating.


PHILOSOPHY

     The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including the CEOC members) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board and CEOC believe that management compensation should be set at levels that are competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the view of the Board and the CEOC members that the compensation of management should have a significant component which is contingent upon the Company's level of performance, thereby encouraging executive officers to enhance the profitability of the Company and thus increase shareholders' value by aligning closely the financial interests of the Company's executive officers and those of its shareholders. The Board reviews on an annual basis the compensation arrangements of the Company's executive officers to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

     The compensation program for the Company's officers, including members of the CEOC, consists of: (a) base salary; (b) compensation pursuant to plans; and
(c) incentive cash bonuses.

     Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

     (a) Base Salary. Typically, the base salary level for each executive officer (including members of the CEOC) is considered annually in September and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEOC is empowered to adjust the annual base salary level of executive officers (other than members of the CEOC) at other times during the year should it deem any such adjustments appropriate, with such adjustments included in the annual officer compensation review and approvals conducted by the Board each September.

     The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Applying the Company's compensation philosophy during the annual review in September 2000, it was the judgment of the CEOC and the Board that the base salary of each executive officer (including members of the CEOC) should not be increased effective October 1, 2000.

     (b) Compensation Pursuant to Plans. Officers of the Company (including members of the CEOC) are eligible to participate in the Employee Advantage Plan. The plan is a non-contributory profit sharing retirement plan, and includes a salary reduction feature under Section 401(k) of the Internal Revenue Code. Participation in, and benefits acquired under, the Employee Advantage Plan are on a nondiscretionary formula basis applicable to all employees. No contribution was authorized for the fiscal year ended June 30, 2001.

     Officers of the Company (including members of the CEOC) are also eligible to participate in the 1999 Employee Stock Option Plan. Stock option awards to any employee, including any officer, are discretionary and determined by the Company's Stock Option Committee. The Stock Option Committee must consider the following factors, articulated in the Stock Option Plan and consistent with the Company's compensation philosophy: (i) the duties and responsibilities of eligible employees; (ii) their past and prospective contributions to the success of the Company; and (iii) the extent to which they are performing, and will continue to perform, outstanding service for the benefit of the Company. Options available under this plan were granted to all officers of the Company, except the members of the CEOC, during fiscal year 2001.

     Three of the executive officers of the Company are eligible to receive plan compensation through the Company's Supplemental Executive Retirement Plan (the "IEI SERP"). The remaining three officers of the Company (including members of the CEOC) do not participate in this plan, but are participants in a similar plan offered by the Company's parent holding company, CERBCO, Inc.

     Pursuant to the IEI SERP, the covered executives will receive a monthly retirement benefit for life equivalent to 25% of the final monthly salary such executive received from the Company as defined in and limited by the executive's agreement. The terms of the IEI SERP require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the covered executives. The Company has established such a trust, which has been funded by life insurance policies. The Board views the IEI SERP as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the IEI SERP is fully consistent with Insituform East's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

     (c) Incentive Cash Bonuses. In addition to base compensation, the Board annually considers, at its sole discretion, the award of an annual return-on-equity ("ROE") incentive cash bonus for each of the officers of the Company (including members of the CEOC). The incentive bonus amount, if approved by the Board at the annual September review following the fiscal year in which the ROE bonus is earned, is calculated by multiplying the Company's annual ROE percentage (net earnings divided by weighted average equity less current earnings) times the base compensation paid to the officers over the fiscal year. The maximum annual individual incentive bonus eligible to any officer is limited to an upper cap of 30% of the officer's base compensation. The underlying concept of the ROE bonus is to have officer incentive compensation rise and fall in direct parallel with the Company's overall profitability results obtained by the officers on behalf of the shareholders. For the fiscal year ended June 30, 2001, due to negative net earnings, no incentive cash bonuses for officers were either earned or approved.

COMPENSATION OF MEMBERS OF THE CEOC

     On September 8, 2000, the Board approved without change a base annual salary of $225,271, effective October 1, 2000, for each current member of the CEOC, namely, George Wm. Erikson and Robert W. Erikson. Approval came after a review of total compensation of members of the CEOC. The decision made by the Board was subjective, taking into account the philosophical aim of setting executive compensation, and was not based upon any particular performance criteria. As a consequence of the Company's reported negative net earnings, the members of the CEOC did not receive any cash incentive bonuses for fiscal year 2001. Members of the CEOC participated in the Employee Advantage Plan during fiscal year 2001 but did not receive profit sharing contributions or 401(k) plan matching contributions. Both members of the CEOC received allocations of forfeitures along with all other plan participants. No stock options were granted to either George Wm. Erikson or to Robert W. Erikson under the 1999 Employee Stock Option Plan.

     In approving the compensation of the CEOC members, the Board took into account that, while George Wm. Erikson and Robert W. Erikson were devoting the predominate portion of their time and effort to the Company, they were also devoting a portion of their time and effort to the parent company, CERBCO, Inc., and to its wholly-owned subsidiary, CERBERONICS, Inc. The Board believes the base salary levels set for George Wm. Erikson and Robert W. Erikson were commensurate with the time and effort devoted to the activities of, and their duties and responsibilities with, the Company.

The Board of Directors

George Wm. Erikson
Robert W. Erikson
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.

-------------------------------------------------------------------------------

SUMMARY COMPENSATION

     The following table sets forth information concerning the compensation paid by the Company to each of the named executive officers for the fiscal years ended June 30, 2001, 2000 and 1999:

                                            SUMMARY COMPENSATION TABLE
                                                                            Long-Term Compensation
                                        Annual Compensation                  Awards         Payouts
                            -----------------------------------------   ----------------------------
                                                                                   Securities
Name                                             Other        Total     Restricted Underlying
and                                             Annual       Annual        Stock    Options/   LTIP     All Other
Principal          Fiscal   Salary    Bonus  Compensation Compensation    Awards      SARs    Payouts Compensation
Position            Year     ($)       ($)      ($) 2/         ($)          ($)        (#)      ($)      ($) 3/
------------------------------------------------------------------------------------------------------------------
George Wm. Erikson  2001    $225,271      $0     $0          $225,271       $0       15,000     $0         $1,463
Chairman & General  2000     223,106       0      0           223,106        0       15,000      0          3,540
Counsel 1/          1999     216,607       0      0           216,607        0       15,000      0         15,476

Robert W. Erikson   2001    $225,271      $0     $0          $225,271       $0       15,000     $0         $1,463
President 1/        2000     223,106       0      0           223,106        0       15,000      0          1,140
                    1999     216,607       0      0           216,607        0       15,000      0         13,076

John F. Mulhall     2001    $131,799      $0     $0          $131,799       $0       40,000     $0         $1,062
Vice President of   2000     130,532       0      0           130,532        0            0      0          1,552
Sales & Marketing   1999     126,729       0      0           126,729        0            0      0         10,308

Gregory Laszczynski 2001    $143,434      $0     $0          $143,434       $0       40,000     $0         $1,177
Vice President of   2000     142,055       0      0           142,055        0            0      0          3,177
Operations          1999     137,917       0      0           137,917        0            0      0         12,878

Raymond T. Verrey   2001    $107,817      $0     $0          $107,817       $0       30,000     $0         $  779
Vice President &    2000     106,780       0      0           106,780        0            0      0          2,297
CFO                 1999     103,670       0      0           103,670        0            0      0          8,776

Robert F. Hartman   2001     $95,883      $0     $0           $95,883       $0       30,000     $0         $  783
Vice President of   2000      94,962       0      0            94,962        0            0      0          1,004
Administration &    1999      92,195       0      0            92,195        0            0      0          7,626
Secretary



1/ The Company's Chief Executive Officer Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief Executive Officer of the Company.
2/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.
3/ Contributions to the Insituform East, Incorporated Employee Advantage Plan, as described on page 11.

COMPENSATION PURSUANT TO PLANS

Insituform East, Incorporated Employee Advantage Plan

     The Company maintains a noncontributory profit sharing (retirement) plan, the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"), in which all employees not covered by a collective bargaining agreement and employed with the Company for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Company's Board of Directors which determines, at its discretion, the amount of the Company's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of the Company, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of the Company's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation paid above FICA limits. Discretionary amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% vests) and are fully vested after seven years of service. No contribution was authorized for the fiscal year ended June 30, 2001.

     The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. At its discretion, the Company's Board of Directors may authorize an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts. No matching contribution was authorized for the fiscal year ended June 30, 2001. The following amounts forfeited by former participants who terminated employment with Insituform East during fiscal year 2001 were reallocated under the plan to the Company's officers:

Names and Capacities in Which                                           Contributions for          Vested Percent
Cash Contributions Were Made                                             Fiscal Year 2001           as of 4/16/02
----------------------------                                             ----------------           -------------
George Wm. Erikson, Chairman                                                  $1,463                     100%
Robert W. Erikson, President                                                   1,463                     100%
John F. Mulhall, Vice President of Sales & Marketing                           1,062                     100%
Gregory Laszczynski, Vice President of Operations                              1,177                     100%
Raymond T. Verrey, Vice President & Chief Financial Officer                      779                     100%
Robert F. Hartman, Vice President of Administration & Secretary                  783                     100%

All Executive officers as a group (6 persons)                                 $6,727                     N/A



1/ Amounts totaling $29,465 were forfeited by former participants who terminated employment with Insituform East during fiscal year 2001 and were reallocated to remaining plan participants.

Insituform East, Incorporated Supplemental Executive Retirement Plan

     During fiscal year 1998, the Company entered into Supplemental Executive Retirement Agreements with Messrs. John Mulhall, Gregory Laszczynski and Raymond Verrey pursuant to a Supplemental Executive Retirement Plan (the "IEI SERP"). Each agreement provides for monthly retirement benefits of 25% of the executive's final aggregate monthly salary from the Company as defined in and limited by the executive's agreement. Each covered executive's benefit under the plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the IEI SERP are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

     To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

                 the completed years (and any fractional year) of employment by the Company after 1997 to the total number of years (and any fractional year) of employment by the Company after 1997 that the executive would have completed if he had continued in employment to age 65.

     In the case of Messrs. Mulhall and Laszczynski, if the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $700,000. In the case of Mr. Verrey, the executive's beneficiary will receive a pre-retirement death benefit of 25% of the executive's final monthly salary for 180 months. If any executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

     The IEI SERP is  technically  unfunded,  except  as  described  below.  The
Company will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the IEI SERP to various rules under the Employment Retirement Income Security Act of 1974, the Company has established an irrevocable trust called the Insituform East, Incorporated Supplemental Executive Retirement Trust. This trust is subject to the claims of the Company's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of Messrs. Mulhall and Laszczynski to provide for financial obligations under the plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on the Company's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to the Company.

     The following table sets forth the annual retirement benefits that would be received under the IEI SERP at various compensation levels after the specified years of service:

         Pension Plan Table Where Formula Provides 25% of Compensation 1/
         ------------------------------------------------------------- -

(Final)                                             Years of Service (Under Plan)
                                                    -----------------------------
Remuneration                  15                20               25                30               35
------------                  --                --               --                --               --

50,000                       11,719           12,500            12,500           12,500            12,500
75,000                       17,578           18,750            18,750           18,750            18,750
100,000                      23,438           25,000            25,000           25,000            25,000
125,000                      30,925           31,250            31,250           31,250            31,250
150,000                      30,925           36,420            37,500           37,500            37,500
175,000                      30,925           36,420            40,211           43,750            43,750
200,000                      30,925           36,420            40,211           44,396            49,017
250,000                      30,925           36,420            40,211           44,396            49,017
300,000                      30,925           36,420            40,211           44,396            49,017
350,000                      30,925           36,420            40,211           44,396            49,017
400,000                      30,925           36,420            40,211           44,396            49,017

--------------------------------------------------------------------------------

1/   Assumes at the time the Plan was established (i) the individual is age 50,
     (ii) maximum covered compensation is $100,000 and is increased 2% (compounded annually) each year of service after 1997, and (iii) retirement is effective at age 65.

     Each executive's covered compensation under the IEI SERP is equal to his final base salary as defined in and limited by the executive's agreement. The maximum covered compensation for each executive is his salary as of December 31, 1997, increased 2% annually beginning in 1998.

     The following table sets forth information concerning vested annual benefits as of April 16, 2002 for the three executives covered by the IEI SERP:

                            Years of Credited        Current Annual              Vested                  Vested
       Name                Service Under Plan     Covered Compensation         Percentage            Annual Benefit
       ----                ------------------     --------------------         ----------            --------------

John F. Mulhall                     5                   $ 136,411                35.71%                 $ 12,178
Gregory Laszczynski                 5                   $ 148,454                22.73%                  $ 8,436
Raymond T. Verrey                   5                   $ 111,590                35.71%                  $ 9,962


1999 Board of Directors' Stock Option Plan

     The Company adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Board of Directors Stock Option Plan. The purpose of the plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. The plan is administered and options are granted by the Board of Directors. Under the terms of this plan, up to 525,000 shares of Common Stock have been reserved for the Directors of the Company.

     Each grant of options under the plan will entitle each director to whom such options are granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options are granted under the 1999 Board of Directors Stock Option Plan each year for five years to each member of the Board of Directors serving as such on the date of grant; i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of the Company), over a five year period.

     On December 8, 2000, options on a total of 105,000 shares of Common Stock were granted to directors of the Company (options on 15,000 shares to each of seven directors) at a per share price of $1.5625. No options available under this plan were exercised by directors of the Company during fiscal year 2001.

1994 Board of Directors' Stock Option Plan

     Insituform  East  adopted,  with  stockholder  approval  at the 1994 Annual
Meeting  of  Stockholders,  the  Insituform  East,  Incorporated  1994  Board of
Directors Stock Option Plan (the "IEI 1994 Directors' Plan"). The purpose of this plan is the same as the IEI 1999 Directors' Plan. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. Options were first granted to directors on December 9, 1994 and each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1995, 1996, 1997 and 1998. Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Although no further options are anticipated to be granted under this plan, options previously granted, and which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. No options available under the plan were exercised by directors of Insituform East during fiscal year 2001. Under the terms of this plan, up to 225,000 shares of Insituform East Common Stock remain reserved for the directors of Insituform East.

1999 Employee Stock Option Plan

     The Company adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Employee Stock Option Plan. The purpose of the plan is to advance the growth and development of the Company by affording an opportunity to full-time employees of the Company to purchase shares of the Company's Common Stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. Any employee of the Company who is employed on a full time basis is eligible for participation. Under the terms of the plan, up to 350,000 shares of the Company's Common Stock have been reserved for the employees of Insituform East. The plan is administered by the Incentive Stock Option Plan Committee.

     On December 8, 2001, options on a total of 140,000 shares of Common Stock were granted to four executive officers of the Company (options on 40,000 shares each to Messrs. Mulhall and Laszczynski and 30,000 shares each to Messrs. Verrey and Hartman) at a per share price of $1.5625. These options will vest on December 8, 2002 and are exercisable at any time and from time to time until December 8, 2005, unless exercisable sooner as set forth in the executives' option agreements. No options available under this plan were exercised by executive officers of the Company during the fiscal year ended June 30, 2001.

OPTIONS/SAR GRANTS TABLE

     The following table sets forth information concerning options granted to each of the named executive officers during fiscal year 2001 under the 1999 Board of Directors' Stock Option Plan and the 1999 Employee Stock Option Plan:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realized Value at
                                                                                     Assumed Annual Rates of Stock
                                                                                   Price Appreciation for Option Term
                                         Individual Grants
                                            % of Total
                                           Options/SARs
                                            Granted to    Exercised or
                         Options/SARs        Employees     Base Price      Expiration
Name                      Granted (#)     in Fiscal Year    ($/Share)         Date          5% ($)       10% ($)


George Wm. Erikson              15,000 1/        14%          $1.5625      12/8/05           $6,476      $14,309

Robert W. Erikson               15,000 1/        14%          $1.5625      12/8/05           $6,476      $14,309

John F. Mulhall                 40,000 2/        29%          $1.5625      12/8/05          $17,268      $38,156

Gregory Laszczynski             40,000 2/        29%          $1.5625      12/8/05          $17,268      $38,156

Raymond T. Verrey               30,000 2/        21%          $1.5625      12/8/05          $12,951      $28,617

Robert F. Hartman               30,000 2/        21%          $1.5625      12/8/05          $12,951      $28,617



1/ Options granted under the 1999 Board of Directors Stock Option Plan, as described on page 13.
2/ Options granted under the 1999 Employee Stock Option Plan, as described on page 14.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     No option or Stock Appreciation Right grants made under the 1999 or 1994 Board of Directors Stock Option Plans or the 1999 Employee Stock Option Plan to any of the named executive officers were exercised during fiscal year 2001. The following table sets forth information concerning option or Stock Appreciation Right grants held by each of the named executive officers as of June 30, 2001:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                      Number of Securities Underlying    Value of Unexercised
                                                        Unexercised Options/SARs at    In the Money Options/SARs
                                                            Fiscal Year-End (#)          at Fiscal Year-End ($)
                                                       -------------------------------------------------------------
                        Shares Acquired        Value
Name                    on Exercise (#)    Realized ($)  Exercisable   Unexercisable    Exercisable Unexercisable


George Wm. Erikson            0                  $0       75,000 1/         0            $2,690         $0

Robert W. Erikson             0                  $0       75,000 1/         0            $2,690         $0

John F. Mulhall               0                  $0            0          40,000 2/          $0         $0

Gregory Laszczynski           0                  $0            0          40,000 2/          $0         $0

Raymond T. Verrey             0                  $0            0          30,000 2/          $0         $0

Robert F. Hartman             0                  $0            0          30,000 2/          $0         $0


1/ Options granted under the IEI 1999 and1994 Board of Directors Stock Option Plans, as described on page 13. 2/ Options granted under the IEI Employee Stock Option Plan, as described on page 14.

REPRICING OF OPTIONS/SARs

     The Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 2001.

LONG-TERM INCENTIVE PLAN AWARDS

     The Company does not have any long-term incentive plans.

DEFINED BENEFIT OR ACTUARIAL PLANS

     The Company maintains a defined benefit plan called the Insituform East, Incorporated Supplemental Executive Retirement Plan to provide annual retirement benefits to covered executives. See "Compensation Pursuant to Plans" as to the basis upon which benefits under the plan are computed.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     During fiscal year 2001, three of the Company's executive officers, Messrs. Mulhall, Verrey and Hartman, entered into severance agreements with the Company whereby, in the event of a change in control of the company and the subsequent termination of the executive's employment, the executive will receive payment of one year's base salary and annual bonus, if any. The agreements also provide that, in the event the executive voluntarily resigns, the executive will not, without consent of the Company, enter into employment or other association with any other pipeline rehabilitation business in the United States. No other arrangements between the Company and any named executive officer, or payments to an executive officer, resulted or will result from the resignation, retirement or other termination of employment with the Company, in an amount that exceeded $100,000 during fiscal year 2001.

COMPENSATION OF DIRECTORS

     Non-officer directors of the Company are paid an annual fee of $5,000 and an attendance fee of $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are also officers of the Company receive no remuneration for their service as directors but are eligible with all other directors to participate in the 1999 and 1994 Board of Directors' Stock Option Plans, as described under the section entitled "Compensation Pursuant to Plans." All directors of the Company are reimbursed for Company travel-related expenses.

CERTAIN BUSINESS RELATIONSHIPS

     Messrs. George Erikson and Robert Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and of President, respectively, are also both members of the Board of Directors and executive officers of CERBCO, Inc., a parent holding company with controlling interest in Insituform East. Insituform East maintains a $6,000,000 Intercompany Line of Credit facility with CERBCO, collateralized by substantially all tangible and intangible assets owned by the Company. Loans against the facility are due on demand with interest payable monthly at the commercial bank prime lending rate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company's Board of Directors does not have a Compensation Committee; the Board of Directors serves in that capacity. Messrs. George Wm. Erikson and Robert W. Erikson, both members of the Board of Directors and executive officers of the Company, participate in, and during fiscal year 2001 participated in, deliberations of the Board of Directors concerning executive officer compensation.

     In their capacity as directors of CERBCO, Inc., Messrs. George Wm. Erikson and Robert W. Erikson participate in, and during fiscal year 2001 participated in, deliberations of the CERBCO, Inc. Board of Directors concerning executive officer compensation for CERBCO, Inc.


PERFORMANCE GRAPH

     The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," for the last five fiscal years:

                Comparison of Five-Year Cumulative Total Returns
              Performance Report for Insituform East, Incorporated

               Produced on 09/10/2001 including data to 06/29/2001

    Date          Company       Market      Market      Peer         Peer
                   Index        Index       Count       Index        Count
     6/28/96           100         100       5035         100          12
     7/31/96           100      91.105       5067      97.382          12
     8/30/96            98      96.216       5091     100.762          12
     9/30/96            98     103.567       5097     113.694          12
    10/31/96            88     102.416       5139     131.118          12
    11/29/96            88     108.765       5181     129.294          12
    12/31/96            84     108.673       5177     138.023          12
     1/31/97           104     116.383       5161      155.01          12
     2/28/97           100     109.943       5170     146.988          11
     3/31/97            92     102.771       5169     162.974          11
     4/30/97            92     105.975       5154     158.066          11
     5/30/97            88     117.977       5147     165.235          11
     6/30/97         81.92     121.604       5131     174.167          10
     7/31/97        88.064     134.417       5126     204.637          10
     8/29/97        77.824     134.216       5115     253.944          10
     9/30/97        83.968     142.171       5105     275.321          10
    10/31/97        73.728     134.763       5113     282.783          10
    11/28/97         92.16     135.475       5129     234.235          10
    12/31/97        98.304     133.098       5081     239.618          10
     1/30/98         87.04     137.318       5052     217.812          10
     2/27/98        79.872      150.22       5031     244.615          10
     3/31/98        79.872     155.774       4993     284.623          10
     4/30/98          76.8     158.409       4972     309.368          10
     5/29/98          76.8     149.608       4965     301.292          10
     6/30/98        73.728     160.057       4942     253.548          10
     7/31/98        75.776     158.182       4919     207.125          10
     8/31/98         71.68     126.821       4881     156.339          10
     9/30/98        69.632     144.415       4820     188.551          10
    10/30/98        53.248     150.759       4736     167.877          10
    11/30/98        43.008     166.083       4702     132.491          10
    12/31/98        43.008     187.661       4652     137.166          10
     1/29/99        26.624     214.898       4600     138.472          10
     2/26/99         61.44     195.654       4573     127.811          10
     3/31/99         40.96     210.454       4517     182.567          10
     4/30/99        41.984     217.233       4496     208.181          10
     5/28/99        38.912     211.215       4485     196.152          10
     6/30/99         40.96     230.219       4467     229.532          10
     7/30/99        45.056     226.068       4462     209.392          10
     8/31/99        49.152     235.626       4449     209.104          10
     9/30/99         56.32     235.949       4422     184.031          11
    10/29/99        31.744     254.861       4421     177.371          11
    11/30/99        53.248     285.864       4414     184.691          11
    12/31/99         40.96     348.741       4401     206.229          11
     1/31/00        53.248     335.855       4364      219.33          11
     2/29/00         56.32     399.701       4373     292.376          11
     3/31/00         61.44     391.476       4374     315.624          11
     4/28/00        44.032     329.269       4396     296.866          11
     5/31/00        47.104     289.548       4389     316.166          11
     6/30/00        47.104      340.39       4380     350.813           9
     7/31/00         40.96     321.938       4377     266.894           9
     8/31/00        39.936     359.999       4400     303.337          10
     9/29/00         40.96     313.225       4369     277.771           9
    10/31/00        36.864     287.534       4316     252.156           9
    11/30/00        53.248     221.519       4283      243.62           9
    12/29/00        45.056     209.749       4218     273.854           9
     1/31/01        65.536      235.19       4159     263.691           9
     2/28/01         61.44     182.083       4129     261.168           9
     3/30/01         45.22      156.56       4085     268.765           9
     4/30/01        55.706     179.919       4017     284.129           9
     5/31/01        42.598     179.696       3943     278.578           9
     6/29/01        44.565     184.525       3901     234.068           8

     The index level for all series was set to $100.0 on 06/28/1996.

   Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

                                                             Copyright 2001

                         INDEPENDENT PUBLIC ACCOUNTANTS

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche, LLP was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 2001. The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2002. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 2002.

INDEPENDENT PUBLIC ACCOUNTANT FEES

     The following sets forth information concerning (i) fees paid to Deloitte & Touche, LLP, services rendered for the audit of the Company's financial statements for fiscal year 2001 and reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year and (2) fees paid to Deloitte & Touche, LLP, for services other than those included under the caption Audit
Fees:

         Audit Fees:                $68,610
         -----------
         All Other Fees:            $55,343
         ---------------

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     Financial statements of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, a copy of which is enclosed herewith.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
           FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                    WITH THE FISCAL YEAR 2002 ANNUAL MEETING

     A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 2002 must be received by the Company no later than July 4, 2002, in order to be included in the Company's Proxy Statement for that meeting. Any stockholder proposal that is received later than September 17, 2002 will be deemed to be untimely. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

     A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                               By Order of the Board of Directors,



                                /s/ROBERT F. HARTMAN
                                --------------------
                                Robert F. Hartman
                                Secretary

  Landover, Maryland
  April 16, 2002

                                                           APPENDIX A

                          INSITUFORM EAST, INCORPORATED

                             Audit Committee Charter


I.  The Audit Committee and Independence
    A.  One Committee of the Insituform East, Incorporated (the "Company")
        Board of Directors will be known as the Audit Committee.
    B.  Only independent directors will serve on the Audit Committee.
    C. An independent director is free of any relationship that could influence his or her judgment as a Committee member.
    D. When there is some doubt about independence, the director should recuse himself from any decisions that might be influenced by that relationship.
    E. A director will not be considered independent if, among other things, he or she has:
        1. been employed by the Company or any of its affiliates in the current or during the past three years;
        2. accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year except for board service, retirement plan benefits, or non-discretionary compensation);
        3. an immediate family member who is, or has been in the past three years, employed by the Company or any of its affiliates as an executive officer;
        4. been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or
        5. been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation Committee.
II. General Responsibilities
    A. The Audit Committee provides open avenues of communication among management, the independent auditors and the Board of Directors.
    B. The Audit Committee must report committee actions to the full Board of Directors and may make appropriate recommendations.
    C. The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, independent auditors or others it needs to assist in an investigation.
    D. The Audit Committee will meet at least two times each year, or more frequently if circumstances make that preferable. The Committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. A Committee member should not vote on any matter in which he or she is not independent. The Committee may ask members of management or others to attend the meeting and is authorized to request and receive all pertinent information from management.
    E. The Audit Committee will do whatever else the law, the Company's charter or bylaws or the Board of Directors require.
III.Responsibilities for Engaging Independent Auditors
    A. The Audit Committee will select the independent auditors for annual Company audits. The Committee's selection is subject to approval by the full Board of Directors. The Committee also will review and set any fees paid to the independent auditors and review and approve dismissal of the independent auditors.
    B. The Audit Committee will confirm and assure the independence of the independent auditors including a review of management consulting services provided by the independent auditors and the fees paid for them.
    C. The Audit Committee will consider, in consultation with the independent auditors, the audit scope and procedural plans made by the independent auditors.
    D. The Audit Committee will listen to management and the primary independent auditors if either thinks there might be a need to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.
IV. Responsibiilities for Reviewing the Annual Audit and Quarterly and Annual Financial Statements.
    A. The Audit Committee will ensure that the independent auditors view the Board of Directors as its client, that they be available to the full Board of Directors at least annually and that they provide the Committee with a timely analysis of significant financial reporting issues.

    B. The Audit Committee will ask management and the independent auditors about significant risks and exposures and will assess management's steps to minimize them.
    C. Shortly after the annual Company audit is completed, the Audit Committee will review the following with management and the independent auditors:
        1.  The Company's annual financial statements and related footnotes.
        2. The independent auditors' audit of and report on the financial statements.
        3. The independent auditors' qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.
        4. The adequacy of the Company's internal controls, including computerized information system controls and security.
        5. Any significant findings and recommendations made by the independent auditors, together with management's responses to them.
        6. Any serious difficulties or disputes with management encountered during the course of the audit.
        7. Anything else about the audit procedures or findings that Generally Accepted Auditing Standards require the independent auditors to discuss with the Committee.

    D. The Audit Committee will review annual filings with the SEC and other published documents containing the Company's financial statements and will consider whether the information in the filings is consistent with the information in the Financial statements.
    E. The Audit Committee will review the interim financial reports with management and the independent auditors before those interim reports are released to the public or filed with the SEC or other regulators.
V.  Periodic Responsibilities
    A. The Audit Committee will review the Committee's charter annually and update the charter as necessary.
    B. The Audit Committee will review legal and regulatory matters that may have a material effect on the Company's financial statements, compliance policies and programs and reports from regulators.
    C. The Audit Committee will meet with the independent auditors and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

                                                                ATTACHMENT 1

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 386-4100

                  ANNUAL MEETING OF STOCKHOLDERS - May 14, 2002
                              PROXY - COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints G.Wm. Erikson, R.W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of INSITUFORM EAST, INCORPORATED held of record by the undersigned on April 10, 2002, at the Annual Meeting of Stockholders to be held on May 14, 2002 or any adjournments thereof.

                  (Continued and to be signed on reverse side.)


                   Please mark your votes as in this example.

                                    WITHHOLD       Nominee:   W. C. Hayes, IV
                                authority to vote
              FOR, the nominee  for the nominee
               listed at right  listed at right

1.Proposal -                                        2.In their own discretion,
  Election of                                         the Proxies are authorized
  Directors.                                          to vote upon such other
                                                      business as may properly
                                                      come before the meeting.


                                                          THIS PROXY, WHEN
                                                          PROPERLY EXECUTED,
                                                          WILL BE VOTED IN THE
                                                          MANNER DIRECTED HEREIN
                                                          BY THE UNDERSIGNED
                                                          SHAREHOLDER(S). IF NO
                                                          DIRECTION IS MADE,
                                                          THIS PROXY WILL BE
                                                          VOTED FOR PROPOSAL 1.

       PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.




                                                  Dated:                , 2002
---------------    ---------------------------        ---------------
SIGNATURE          SIGNATURE (IF HELD JOINTLY)

NOTE: Signature(s) should be exactly as names(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

                                                                ATTACHMENT 2

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 386-4100

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 2002
                          PROXY - CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints G.Wm. Erikson and R.W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Class B Common Stock of INSITUFORM EAST, INCORPORATED held of record by the undersigned on April 10, 2002, at the Annual Meeting of Stockholders to be held on May 14, 2002 or any adjournments thereof.

                  (Continued and to be signed on reverse side.)


                   Please mark your votes as in this example.

           FOR, all nominees        WITHHOLD       Nominees:G. Wm. Erikson
        listed at right (except authority to vote           R. W. Erikson
           as marked to the     for all nominees            P. C. Kincheloe, Jr.
            contrary below)      listed at right

1.Proposal -                                       2. In their own discretion,
  Election of                                         the Proxies are authorized
  Directors.                                          to vote upon such other
                                                      business as may properly
                                                      come before the meeting.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box above and print the name(s) of such nominee(s) on the line below.

                                                          THIS PROXY, WHEN
                                                          PROPERLY EXECUTED,
                                                          WILL BE VOTED IN THE
                                                          MANNER DIRECTED HEREIN
                                                          BY THE UNDERSIGNED
                                                          SHAREHOLDER(S). IF NO
                                                          DIRECTION IS MADE,
                                                          THIS PROXY WILL BE
                                                          VOTED FOR PROPOSAL 1.

       PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                     Dated:              , 2002
-------------------  -------------------------             -------------
SIGNATURE            SIGNATURE (IF HELD JOINTLY)

NOTE: Signature(s) should be exactly as names(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.